UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Everi Holdings Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following is the contents of a sales script and frequently asked questions for calls with customers that was sent to the sales team of Everi Holdings Inc. on July 26, 2024.
Everi has just entered into definitive agreements to be acquired by the Apollo Funds, who will simultaneously acquire IGT’s Gaming & Digital business (IGT Gaming).
By joining forces with IGT Gaming and the Apollo Funds, we seek to position ourselves to become a stronger player in the global gaming and digital industry, with expanded capabilities and a broader reach. Together, we believe we will continue to lead, innovate, and provide unparalleled value to our customers.
The expected acquisition will need to go through the normal regulatory approval process, and therefore, we expect to complete the transaction by the end of the third quarter of 2025. In the meantime, Everi and IGT will continue to operate separately. Everi will remain focused on providing our customers with the quality products and services you are accustomed to from us.
We believe this acquisition provides a compelling opportunity to join forces with a global leader in the gaming industry. We believe IGT’s strength, particularly in the Digital and Gaming sectors, complements Everi’s existing strengths. Everi has continued to grow our FinTech business and its extensions along with growth in Games and Digital. Additionally, bringing IGT’s systems business and Everi’s FinTech business together under one umbrella is expected to provide more comprehensive solutions for our operator customers with reduced friction and greater efficiency.
FAQ’s
1. How will customer relationships and current customer-related projects be managed during the period between now and the completion of the expected acquisition?
As we work towards the close of the transaction, our primary focus will remain on the ongoing success and stability of our current projects and the relationships we have with our customers and their patrons.
2. What is the strategic rationale for the expected acquisition?
We believe the expected acquisition will provide a compelling opportunity to become part of a global enterprise that will provide greater resources and capabilities for R&D and ultimately a stronger portfolio of products and services for our customers. We believe IGT Gaming’s strengths, particularly in the Digital, Systems and VLT sectors, complement our existing strengths and capabilities. After careful consideration, our Board of Directors concluded that they believe the Apollo Funds’ expected acquisition presents a strategic avenue to enhance our portfolio, broaden our product and service offerings, and create additional value for our customers. This decision was made with a clear vision of the future and a commitment to the continued success and growth of the combined enterprise. We believe the expected acquisition will put us in a strong position globally and will open new avenues for innovation and growth. We are excited about the possibilities that lie ahead and are committed to fostering a seamless integration process, with a focus on maintaining the high standards of service and excellence that our customers and partners expect from us.
3. What is the expected timeline for the expected acquisition process?
We expect to complete the transaction by the end of the third quarter of 2025. Until then, both Everi and IGT will continue to operate as separate companies.
4. How will the expected acquisition affect our current business?
Our primary focus remains on fulfilling our existing commitments and exceeding our customers’ expectations with innovative and engaging products and services that drive efficiency and more revenue for our customers. Everi expects to continue developing innovative content for our Games business as well as continue the product plans in our FinTech business.

Additional Information and Where to Find It
In connection with the proposed transaction (the “Proposed Transaction”) among Everi Holdings Inc. (“Everi” or the “Company”), International Game Technology PLC (“IGT”), Ignite Rotate LLC (“Spinco”), Voyager Parent, LLC (“Buyer”) and Voyager Merger Sub, Inc. (“Buyer Sub”), Everi will file relevant materials with the Securities and Exchange Commission (“SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Everi may file with the SEC or send to its stockholders in connection with the Proposed Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS OF EVERI ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT EVERI, THE PROPOSED TRANSACTION, AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of such documents (when available) through the website maintained by the SEC at http://www.sec.gov, or by visiting Everi’s website at www.everi.com or by contacting Everi’s Investor Relations Department at Everi Holdings Inc., Investor Relations, 7250 S. Tenaya Way, Suite 100, Las Vegas, NV 89113.
Participants in the Solicitation of Proxies
Everi and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information about the directors and executive officers of Everi is set forth in (i) Everi’s proxy statement for its 2024 annual meeting of stockholders under the headings “Proposal 1: Election of Three Class I Directors” (including “Board and Corporate Governance Matters,” “Certain Relationships and Related Transactions,” and “Executive Officers”), and “Proposal 3: Approval of the Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan” (including “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management,” “Pay Ratio,” and “Pay Versus Performance,” which was filed with the SEC on April 19, 2024 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001318568/000131856824000035/evri-20240419.htm, (ii) Everi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including under the headings “Item 10. Directors, Executive Officers, and Corporate Governance,” “Item 11. Executive Compensation,” “Item 12. Security Ownership of Certain Beneficial Owners and Management, and Related Stockholder Matters,” and “Item 13. Certain Relationships and Related Transactions, and Director Independence,” which was filed with the SEC on February 29, 2024 and is available at
https://www.sec.gov/ix?doc=/Archives/edgar/data/0001318568/000131856824000009/evri-20231231.htm, and (iii) to the extent holdings of Everi securities by its directors or executive officers have changed since the amounts set forth in Everi’s proxy statement for its 2024 annual meeting of stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership of Securities on Form 5, filed with the SEC (which are available at EDGAR Search Results https://www.sec.gov/edgar/search/#/category=form-cat2&ciks=0001318568&entityName=Everi%2520Holdings%2520Inc.%2520(EVRI)%2520(CIK%25200001318568).
 Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC regarding the Proposed Transaction when such materials become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. Copies of the documents filed with the SEC by Everi will be available free of charge through the website maintained by the SEC at www.sec.gov. Additionally, copies of documents filed with the SEC by Everi will be available free of charge on Everi’s website at www.everi.com.

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, related to Everi and the Proposed Transaction. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve risks and uncertainties that could significantly affect the financial or operating results of Everi. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “project,” “should,” “will,” and “would” and the negative of these terms or other similar expressions. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the Proposed Transaction, including future plans, objectives, expectations, and intentions; and the anticipated timing of closing of the Proposed Transaction. In addition, all statements that address operating performance, events or developments that Everi expects or anticipates will occur in the future — including statements relating to creating value for stockholders, benefits of the Proposed Transaction, and the expected timetable for completing the Proposed Transaction — are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause actual results, including the actual results of Everi, to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among other things, risks related to the possibility that the conditions to the consummation of the Proposed Transaction will not for any reason be satisfied (including the failure to obtain necessary stockholder approval and regulatory approvals), in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits of the Proposed Transaction; the ability to retain and hire key personnel; negative effects of the announcement or failure to consummate the Proposed Transaction on the market price of the capital stock of Everi and on Everi’s operating results, including that Everi’s stock price may decline significantly if the Proposed Transaction is not consummated; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Proposed Transaction (the “Merger Agreement”), which may require Everi to pay a termination fee; significant transaction costs, fees, expenses and charges; operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining employee, customer, or other business, contractual, or operational relationships following the Proposed Transaction announcement or closing of the Proposed Transaction and the diversion of Everi management’s attention from its ongoing business); failure to consummate or delay in consummating the Proposed Transaction for any reason; risks relating to any resurgence of the COVID-19 pandemic or similar public health crises; risks related to competition in the gaming industry; dependence on significant licensing arrangements, customers, or other third parties; risks related to the financing of the Proposed Transaction; economic changes in global markets, such as currency exchange, inflation and interest rates, and recession; government policies (including policy changes affecting the gaming industry, taxation, trade, tariffs, immigration, customs, and border actions) and other external factors that Everi cannot control; regulation and litigation matters relating to the Proposed Transaction or otherwise impacting Everi or the gaming industry generally, including the nature, cost and outcome of any litigation and other legal proceedings related to the Proposed Transaction that may be instituted against the parties and others following the announcement of the Proposed Transaction; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business divestitures; risks related to intellectual property, privacy matters, and cyber security (including losses and other consequences from failures, breaches, attacks, or disclosures involving information technology infrastructure and data); other business effects (including the effects of industry, market, economic, political, or regulatory conditions); and other risks and uncertainties, including, but not limited to, those described in Everi’s Annual Report on Form 10-K on file with the SEC and from time to time in other filed reports including Everi’s Quarterly Reports on Form 10-Q.
A further description of risks and uncertainties relating to Everi can be found in its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov.

There can be no assurance that the Proposed Transaction will in fact be consummated. If the Proposed Transaction is consummated, Everi’s stockholders will cease to have any equity interest in Everi and will have no right to participate in its earnings and future growth. Everi cautions investors not to unduly rely on any forward-looking statements, which speak only as of the date thereof. Everi does not intend to update or revise any forward-looking statements as the result of new information or future events or developments, except as required by law.